LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Higher Revenue and Net Income
for Fiscal 2016 Compared to Fiscal 2015

Van Nuys, CA – September 28, 2016 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2016:

●
Fiscal 2016 revenue increased 1.5% to $34,454,000 compared to revenue of $33,932,000 for fiscal 2015. Income from operations increased 21.0%.
●
Fiscal 2016 net income increased 49.5% to $0.22 per diluted share compared to $0.15 per diluted share for fiscal 2015.
●
Fourth quarter fiscal 2016 revenue increased 5.0% to $8,815,000 compared to revenue of $8,399,000 for the fourth quarter of fiscal 2015. Income from operations increased 21.1%.
●
Fourth quarter fiscal 2016 net income decreased to $0.05 per diluted share compared to $0.10 per diluted share for the fourth quarter of fiscal 2015.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "We are pleased to report higher revenue and net income for Trio-Tech for fiscal 2016 compared to fiscal 2015, an especially noteworthy performance in view of the challenging operating environment in the global semiconductor industry we confronted again this past year. We attribute these improved results to the success of our efforts to reduce costs while enhancing our reputation for quality service and products.

"Our primary goal is to increase value for our shareholders. Toward this end, we remain focused on continuing to build our core business by expanding our service and product offerings as well as our client base."

Fiscal 2016 Fourth Quarter Results

For the fourth quarter ended June 30, 2016, revenue increased 5.0% to $8,815,000 compared to revenue of $8,399,000 for the fourth quarter of the prior fiscal year. Gross margin improved slightly to 26.6% of revenue compared to 26.2% of revenue for the fourth quarter of fiscal 2015.

General and administrative expenses for the fourth quarter of fiscal 2016 declined to 18.0% of revenue versus 19.9% of revenue for the fourth quarter of fiscal 2015, contributing to a 21.1% increase in income from operations to $510,000 for the fourth quarter of fiscal 2016 compared to $421,000 for the fourth quarter of fiscal 2015.

Net income attributable to Trio-Tech International common shareholders for the fourth quarter of fiscal 2016 was $180,000, or $0.05 per diluted share, compared to net income attributable to Trio-Tech International common shareholders of $352,000, or $0.10 per diluted share, for the fourth quarter of fiscal 2015. Net income for the fourth quarter of fiscal 2016 reflected a foreign exchange loss of $245,000, while net income for the fourth quarter of 2015 benefitted from a foreign exchange gain of $256,000.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Higher Revenue and Net Income for Fiscal 2016 Compared to Fiscal 2015
September 28, 2016
Page Two

Fiscal 2016 Results

For the fiscal year ended June 30, 2016, revenue increased 1.5% to $34,454,000 compared to revenue of $33,932,000 in fiscal 2015. Gross margin for fiscal 2016 decreased to 25.5% of revenue from 26.3% of revenue for fiscal 2015.

General and administrative expenses for fiscal 2016 decreased to 18.7% of revenue compared to 20.2% of revenue for fiscal 2015, contributing to a 21.0% increase in income from operations to $1,460,000 for fiscal 2016 compared to $1,207,000 for fiscal 2015.

Fiscal 2016 net income attributable to Trio-Tech International common shareholders increased 49.5% to $779,000, or $0.22 per diluted share, compared to $521,000, or $0.15 per diluted share, for fiscal 2015. Net income for fiscal 2016 reflected a foreign exchange loss of $371,000, while net income for fiscal 2015 benefitted from a foreign exchange gain of $84,000.

Shareholders' equity at June 30, 2016 was $20,871,000, or $5.94 per outstanding share, compared to $20,722,000, or $5.90 per outstanding share, at June 30, 2015. There were approximately 3,513,000 common shares outstanding at June 30, 2016 and June 30, 2015.

About Trio Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testingspecifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months EndedJune 30,		Twelve Months EndedJune 30,
	2016	2015	2016	2015

Revenue
Products	$3,626	$3,119	$14,510	$12,873
Testing services	4,174	4,191	15,280	18,020
Distribution	976	1,046	4,542	2,866
Other	39	43	122	173

	8,815	8,399	34,454	33,932
Cost of Sales
Cost of products sold	2,831	2,175	11,008	10,318
Cost of testing services rendered	2,760	3,068	10,587	12,059
Distribution	849	925	3,967	2,493
Other	31	34	123	137

	6,471	6,202	25,685	25,007

Gross Margin	2,344	2,197	8,769	8,925

Operating Expenses:
General and administrative	1,588	1,673	6,449	6,848
Selling	206	186	676	717
Research and development	52	44	200	182
Impairment loss	--	--	--	70
(Loss) on disposal of property, plant and equipment	(12)	(127)	(16)	(99)

Total operating expenses	1,834	1,776	7,309	7,718

Income from Operations	510	421	1,460	1,207

Other Income (Expenses)
Interest expense	(53)	(71)	(204)	(245)
Other income, net	(83)	306	46	363

Total other income (expense)	(136)	235	(158)	118

Income from Continuing Operations before Income Taxes	374	656	1,302	1,325
Income Tax (Expense)	(69)	(251)	(237)	(507)

Income from Continuing Operations
before Non-controlling Interest, net of tax	305	405	1,065	818

Loss (income) from discontinued operations, net of tax	1	(1)	(4)	6

NET INCOME	$306	$404	$1,061	$824

Less: Net income attributable to the non-controlling interest	126	52	282	303

Net Income attributable to Trio-Tech International	180	352	779	521

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	181	351	788	517
Income (loss) from discontinued operations, net of tax	(1)	1	(9)	4

Net Income Attributable to Trio-Tech International	$180	$352	$779	$521

Basic and diluted earnings per share
From continuing operations	$0.05	$0.10	$0.22	$0.15
From discontinued operations	--	--	--	--

Basic and diluted Earnings per Share	$0.05	$0.10	$0.22	$0.15

Weighted Average Shares Outstanding - Basic	3,513	3,513	3,513	3,513
Weighted Average Shares Outstanding - Diluted	3,535	3,529	3,535	3,529

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
	Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Comprehensive Income (Loss)
Attributable to Trio-Tech International:

Net income	$306	$404	$1,061	$824
Foreign currency translation, net of tax	(208)	(283)	(832)	(1,050)
Comprehensive Income (Loss)	98	121	229	(226)
Less: Comprehensive (loss) income
attributable to non-controlling interests	27	(106)	59	4

Comprehensive Income (Loss)
Attributable to Trio-Tech International	$71	$227	$170	$(230)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	June 30,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,807	$3,711
Short-term deposits	295	101
Trade accounts receivable, net	8,826	7,875
Other receivables	596	389
Inventories, net	1,460	1,141
Prepaid expenses and other current assets	264	244
Assets held for sale	92	98

Total current assets	15,340	13,559

Deferred tax assets	401	453
Investment properties, net	1,340	1,540
Property, plant and equipment, net	11,283	12,522
Other assets	1,788	1,823
Restricted term deposits	2,067	2,140

Total non-current assets	16,879	18,478

TOTAL ASSETS	$32,219	$32,037

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Lines of credit	$2,491	$1,578
Accounts payable	2,921	2,770
Accrued expenses	2,642	3,084
Income taxes payable	230	296
Current portion of bank loans payable	342	346
Current portion of capital leases	235	197

Total current liabilities	8,861	8,271

Bank loans payable, net of current portion	1,725	2,198
Capital leases, net of current portion	503	475
Deferred tax liabilities	216	333
Other non-current liabilities	43	38

Total non-current liabilities	2,487	3,044

TOTAL LIABILITIES	11,348	11,315

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively	10,882	10,882
Paid-in capital	3,188	3,087
Accumulated retained earnings	3,025	2,246
Accumulated other comprehensive gain-translation adjustments	2,162	2,771

Total Trio-Tech International shareholders' equity	19,257	18,986

Non-controlling interest	1,614	1,736

TOTAL EQUITY	20,871	20,722

TOTAL LIABILITIES AND EQUITY	$32,219	$32,037